CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 28, 2016, relating to the financial statements and financial highlights, which appears in the August 31, 2016 Annual Report on Form N-CSR of JPMorgan Global Bond Opportunities Fund (a series of JPMorgan Trust I). We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

May 18, 2017